UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21342	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2005, at a meeting of the Compensation Committee of the Board of Directors (“Compensation Committee”) of Wind River Systems, Inc. (the “Company”), the Compensation Committee approved the criteria for on-target performance for the payment of cash bonuses for fiscal year 2006 for the Company’s employees that are not eligible for any other variable compensation, including the Company’s executive officers. Pursuant to the criteria approved by the Compensation Committee, eligible employees, including executive officers, will be eligible to receive a cash bonus based on the Company’s financial performance for fiscal year 2006 as measured by bookings and earnings per share, calculated on a non-GAAP basis. In addition, management, with respect to eligible employees, and the Compensation Committee, with respect to eligible executive officers, retains discretion to modify the bonuses that would be payable to an individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2005	WIND RIVER SYSTEMS, INC.

	By:	/s/ Michael W. Zellner
Michael W. Zellner
Senior Vice President, Finance and Administration, Chief Financial Officer, and Secretary